                                                                  Exhibit 4.3

FORM OF STOCK CERTIFICATE


  [  NUMBER   ]             [          ]                     [  SHARES  ]
  [           ]             [          ]                     [          ]
  [ WMG___    ]             [ WMG LOGO ]                     [          ]
  [           ]             [          ]                     [          ]

COMMON STOCK            WRIGHT MEDICAL GROUP, INC.
                     Incorporated under the Law of the       CUSIP 98235T 10 7
                           State of Delaware

                                           SEE REVERSE FOR CERTAIN DEFINITIONS

------------------------------------------------------------------------------
THIS CERTIFIES THAT







IS THE REGISTERED HOLDER OF


------------------------------------------------------------------------------
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE ONE CENT
                                                         ($.01) PER SHARE, OF

----------------------WRIGHT MEDICAL GROUP, INC.------------------------------
transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
       WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

    /s/ Jason P. Hood          [            ]         /s/ F. Barry Bays
 ----------------------        [  WMG SEAL  ]      -------------------------
      Secretary                [            ]         President and Chief
                                                      Executive Officer